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                                                                     EXHIBIT 3.7



                          CERTIFICATE OF INCORPORATION
                                       OF
                        WASTE SERVICES OF FLORIDA, INC.

            FIRST: The name of this Corporation is Waste Services of Florida,
Inc.

            SECOND: Its registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH: The total number of shares of all classes of stock which this Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

            FIFTH: The name and mailing address of the incorporator are as follows:

            John P. Schetz           227 West Monroe Street,
                                     Suite 4700
                                     Chicago, IL 60606

            SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, in the manner provided in the Bylaws of this Corporation, to adopt, amend or repeal the Bylaws of the Corporation in any respect not inconsistent with the laws of the State of Delaware, this Certificate of Incorporation or the Bylaws; provided, however, that the fact that such power has been conferred upon the directors shall not divest the stockholders of the power and authority, nor limit the power of stockholders to adopt, amend or repeal bylaws.

            In addition to the Powers and authority herein or by Statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be exercised or done by a corporation under the laws of the State of Delaware, subject to the provisions of this Certificate of Incorporation and the Bylaws of this Corporation. Elections of directors need not be by written ballot, except as otherwise required by the Bylaws of this Corporation.

            Any contract, transaction or act of this Corporation or of the directors or any committee of directors, which shall be ratified by the holders of a majority of the shares of stock of this Corporation present in person or by proxy and voting at any meeting called for such purpose, shall, insofar as permitted by the laws of the State of Delaware or by this

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Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of this Corporation.

            SEVENTH: A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the Delaware General Corporation Law, as so amended. Any amendment, modification or repeal of this Article shall not adversely affect any right or protection of a director of this Corporation existing at the time of such amendment, modification or repeal.

            EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all powers, preferences, rights and privileges conferred upon stockholders, directors or any other persons herein are granted subject to this reservation.

            I, THE UNDERSIGNED, for the purpose of forming a corporation, under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 10th day of November, 2003.

                                                    /s/ John P. Schetz
                                                    ----------------------------
                                                    John P. Schetz, Incorporator